Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements of our report, dated April 2, 2018, which expresses an unqualified opinion and includes an explanatory paragraph relating to the Company’s ability to continue as a going concern, appearing in this Annual Report on Form 10-K of Precision Therapeutics Inc. for the year ended December 31, 2017.

Registration Statements on Form S-8 Nos. 333-169556 relating to the 2008 Equity Incentive Plan, as amended; 333-175565 relating to the 2008 Equity Incentive Plan, as amended; 333-186464 relating to the 2012 Stock Incentive Plan; 333-188510 relating to the Amended and Restated 2012 Stock Incentive Plan; 333-198378 relating to the Amended and Restated 2012 Stock Incentive Plan; and 333-213742 relating to the Amended and Restated 2012 Stock Incentive Plan.

Registration Statement on Form S-3 No. 333-213766.

Olsen Thielen & Co., Ltd.

Roseville, Minnesota

April 2, 2018